EXHIBIT 10.1

THIS AGREEMENT is made the 23rd day of December 1997

BETWEEN:

1. COUNTDOWN PLC of Countdown House, Hurlington Business Park, Sullivan Road, London SW6 3DU (Registered Company Number 986149) ("Countdown"); and

2. AIRTOURS HOLIDAYS LIMITED of Holcombe Road, Helmshore, Rossendale, Lancashire BB4 4NB (Registered Company Number 695530) ("Airtours").

WHEREAS:

A. Airtours is a tour operator primarily operating from within the United Kingdom providing holiday and travel destinations throughout the world

B. Countdown operates a discount scheme through retailers and merchants internationally in Europe, North America, Asia and Australia.

C. Airtours seeks to establish and maintain a customer loyalty benefits program.

D. Countdown agrees to assist and provide contents for inclusion in benefit packs upon the terms set out in this Agreement.

NOW IT IS HEREBY AGREED

1.    DEFINITION

      1.1 In this Agreement, unless the context otherwise requires the following which will have the following meanings;

            "Airtours Brand"            Airtours logo/trademark a sample of
                                        which appears in Schedule 4 Part 1
                                        together with the Airtours name

            "Benefits Packs"            destination benefit packs and welcome
                                        home benefits packs distributed to
                                        Airtours customers by or at the
                                        direction of Airtours as part of the
                                        Loyalty Program comprising the Contents
                                        together with such other material as
                                        Airtours shall determine (not being the
                                        subject of this Agreement);

            "Commencement Date"         the date of this Agreement;


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            "Contents"                  comprises the following:

                                        (i)   one Discount Card;

                                        (ii)  a card carried being 1/3 A4 on
                                              150gm cartridge with die-cuts and
                                              bearing the Design comprising 4
                                              colors on one side, nothing on the
                                              reverse and being numbered to
                                              match the Discount Card;

                                        (iii) in the case of those resort
                                              destinations as are listed in
                                              Schedule 2 Part 1, a Resort
                                              Destination Guide;

                                        (iv)  one UK Guide;

                                        (v)   where requested by Airtours a UK
                                              Regional Guide;

                                        (vi)  C5 size envelope overprinted in 4
                                              colors;

            "Customer Service Line"     a dedicated telephone service line
                                        operating between the hours of 8:30 a.m.
                                        to 7:00 p.. Monday to Friday and 9:00
                                        a.m. to 4:00 p.m. on Saturdays excluding
                                        Bank or other statutory holidays to be
                                        staffed by Countdown's employees, agents or contractors for the purposes of answering inquiries from Airtours customers relating to the provision of the Services and the operation of the Discount Scheme;

            "Countdown Brand"           the Countdown and combined IDC
                                        logo/trademark a sample of which appears in Schedule 4 Part 2 together with the Countdown and IDC name

            "Design" Such design or designs as agreed between Airtours and Countdown to be applied to such of the Discount Card, Resort Destination Guide, the Guide and C5 envelope and applied by way of an adhesive label to the UK Regional Guide pursuant to the term of this Agreement.

            "Design Milestone"          the timetable agreed between the parties
                                        for the preparation and signing off by
                                        Airtours of the Design as set out in
                                        Schedule 5;

            "Discount Card"             a plastic card (approximately 85mm by
                                        53mm) in size bearing the Design
                                        comprising four colors on the face and
                                        one color on the reverse side together
                                        with a space of signature, date and
                                        being sequentially numbered, for use in
                                        accordance with the terms of the
                                        Discount Program as may be varied form
                                        time to time, and being valid for that
                                        purpose for a period of 12 months
                                        commencing with the date it is first
                                        used.


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            "Discount Program"          a discount program operated by Countdown
                                        enabling holders of the Discount Card to receive a reduction in the cost of goods or services (whether by way of voucher, offers or any other discount) at point of sale from retailers and other merchants being members of the program subject to presentation of the Discount Card and compliance with the other terms and conditions of the program from time to time.

            "Loyalty Program"           the customer loyalty benefits program
                                        designed by Airtours comprising the
                                        distributions of Benefit Packs and the
                                        creation of a customer data base.

            "Resort Destination Guide"  a guide to retailers and merchants being members of the Discount Program located
                                        within a particular area or resort as
                                        set out in the resort destinations
                                        listed in Schedule 2 Part 1 as may be
                                        amended by agreement. Where pursuant to
                                        this Agreement Countdown supplies in
                                        excess of 3,000 copies of a Resort
                                        Destination Guide relating to a specific resort each individual copy of such Resort Destination Guide shall have the Design applied comprising two colors.

            "Retail Price Index"        the General Index of Retail Prices
                                        published in the United Kingdom by the
                                        Central Statistical Office, or such
                                        other index as shall replace it;

            "Services"                  provision by Countdown to Airtours in
                                        accordance with the terms hereof of the
                                        Contents and the Customer Service Line;

            "UK Guide"                  a 24 page guide in the Design comprising
                                        four colors to retailers and other
                                        merchants being members of the Discount
                                        Program located within the United
                                        Kingdom;

            "UK Regional Guide"         a guide to retailers and other merchants
                                        being members of the Discount Program
                                        located within specified regions of
                                        United Kingdom as set out in Schedule 2
                                        Part 2 and as may be amended by
                                        Countdown from time to time. Each copy
                                        of the UK Regional Guide will have the
                                        Design applied by way of an adhesive
                                        label.

            "Working Days"              Monday to Friday inclusive save for any
                                        bank or other statutory holiday.

1.2 Any reference to the singular includes the plural, to one sex includes both sexes and the neuter and visa versa;

1.3 the headings in this Agreement are for convenience only and shall not effect its interpretation.

2.    OBJECTIVES

      2.1 In consideration of the Price and the Services and the terms and conditions of this Agreement Countdown agrees to provide to Airtours the Services, and Airtours agrees to pay the Price.


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3.    TERM OF THIS AGREEMENT

      3.1 This Agreement shall commence on the Commencement Date and shall continue for an initial period of three years and thereafter from year to year subject to the provisions for termination contained herein.

4.    PRICE AND MINIMUM GUARANTEED VOLUME

      4.1 The Price for the Services shall be the sum of _____ per Contents or such increased or reduced sum as herein provided for (the "Price").

      4.2 Countdown shall have the right with effect from each anniversary of the Commencement Date to increase the Price by

            (i) not more than the percentage movement of the Retain Price Index; and

            (ii) such further sum being not greater than one third of the percentage movement (in excess of 5%) of the cost of paper, print and plastic above the Retail Price Index;

      during the twelve month period ending six months before the date of each anniversary of this Agreement. Countdown shall notify Airtours in writing of the new Price payable within 30 days of its calculation.

      4.3 Airtours agrees to purchase from Countdown in each year of this Agreement a minimum of:

            (i) _______ copies of the Resort Destination Guide in such number of copies as appear opposite each resort destination set out in Schedule 2 Part 1 as may be varied by agreement prior to delivery; and

            (ii)  _______ Contents not including the Resort Destination Guide or such greater number as Airtours and Countdown shall in writing agree from time to time ("the Minimum Guaranteed Volume").

      4.4 The annual price payable by Airtours to Countdown in return for the Services shall be calculated on the basis of the Minimum Guaranteed Volume multiplied by the Price together with VAT or such other tax as may be payable in respect thereof (the "Annual Price").

      4.5 The parties may agree a reduction in the Price subject to the volume of Contents being ordered by Airtours from Countdown exceeding 100,000 above the Minimum Guaranteed Volume.

      4.6 The Price and any other sum payable pursuant to this Agreement is stated exclusive of insurance handling storage and delivery and any applicable value added or any other sales tax, for all of which Airtours is additionally liable.

5.    EXCLUSIVITY

      5.1 For so long as this Agreement shall continue Countdown agrees to notify Airtours of Countdowns intention to provide anywhere within the United Kingdom any services to competitors of Airtours listed in
            Schedule 3 Part 1 provided that nothing herein shall prevent Countdown from selling:

            5.1.1 the Services or any services which are the same as the Loyalty
                  Program otherwise than to competitors of Airtours selling holidays to the United Kingdom; or


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            5.1.2 services which are not the same as the Loyalty Program to any individual company or other customer of Countdown (existing or otherwise) regardless of whether they are competitors of Airtours.

      5.2 Countdown agrees not to provide within the United Kingdom services which are the same as the Loyalty Program to any competitor of Airtours listed in Schedule 3 Part 1.

6.    OBLIGATIONS OF AIRTOURS

      6.1 In accordance with the Design Milestones set out in Schedule 4 Airtours shall agree and provide on an agreed disk format to Countdown the Designs;

      6.2 Where Countdown has before the Commencement Date submitted to Airtours for content approval any draft Resort Destination Guide, UK or UK Regional Guide Airtours agrees to give such approval on or before Monday, 5 January 1998;

      6.3   Airtours will pay to Countdown:

            6.3.1 a sum equivalent to ___ of the Annual Price (calculated in accordance with paragraph 4 above) upon the Commencement Date and upon each anniversary of the Commencement Date for so long as this Agreement shall continue;

            6.3.2 a further sum equivalent to ___ of such Annual Price upon delivery upon delivery of the Contents (or the first installment thereof) or if earlier upon receipt of notification of readiness to deliver;

            6.3.3 the balance of the Annual Price by way of three equal monthly payments commencing one calendar month after delivery of the Contents (or the first installment thereof) or if earlier receipt of notification of readiness to delivery;

            6.3.4 by way of reimbursement to Countdown such costs as may be incurred by Countdown in handling, storage, insurance or delivery of the Content or any part within 30 days of notification by Countdown that such costs have been incurred.

      6.4 Countdown reserves the right to charge interest at a rate of ___ above the base lending rate of Barclays Bank Plc from time to time on any sum due but unpaid (both after as well as before any judgment) from the date due until the date of actual payment.

      6.5 Airtours shall make such arrangement as it considers appropriate for the insertion of the Contents into Benefit Packs.

      6.6 Airtours shall issue the Discount Card to such of its customers as it shall in its discretion determine upon the terms and conditions of the Discount Program as set out in Schedule 1, as may be varied by Countdown from time to time, without derogating from adding to or in any way altering such terms and conditions or their effect and in so doing (but not for any other purpose) Airtours shall act as agent for Countdown.

7.    OBLIGATIONS OF COUNTDOWN

      7.1   Countdown shall:

            7.1.1 apply the Design to each copy of the UK Guide, the Discount
                  Card and the card carrier and envelope.

            7.1.2 apply by way of an adhesive label the Design to the UK
                  Regional Guide.

            7.1.3 where Countdown supplies in excess of _____ copies of a Resort
                  Destination Guide relating to a specific resort apply the Design to each individual copy of such Resort


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                  Destination Guide. No Design shall be applied where less than
                  3,000 copies of such Resort Destination Guides are supplied.

      7.2 Provided that Airtours shall have complied with the Design Milestones Countdown will use all reasonable endeavors to make available for delivery to Airtours

            7.2.1 the Minimum Guaranteed Volume of the Contents (save for the UK
                  Regional Guide and the Resort Destination Guides) together with such number of Resort Destination Guide as set out in
                  Schedule 2 Part 1 on or before the 20 February in each year.

            7.2.2 such number of the UK Regional Guides as Airtours may in writing request (being not more than the Minimum Guaranteed Volume) within 15 Working Days of receipt of such request.

      7.3 Delivery shall be made to such address as Airtours shall in writing notify to Countdown from time to time (but at Airtours cost). In default of any delivery address delivery is deemed to take place at Countdown's premises.

      7.4 Countdown and Airtours agree that nothing in this Agreement shall require Countdown to deliver or to make the Contents available for delivery to Airtours otherwise than in batches of the Discount Card, the Resort Destination Guide, the UK Guide, the UK Regional Guide, the card carrier or the envelopes as appropriate without any requirement whatsoever on the part of Countdown to collate or otherwise change such batches in any way which might assist in the preparation of the Discount Packs by or at the direction of Airtours.

      7.5 Countdown shall use all reasonable endeavors to make available to Airtours within 30 Working Days of receipt of order such additional copies of the Contents (over and above the Minimum Guaranteed Volume) as Airtours shall request subject to a minimum order of ______ Contents. The Price for such additional copies of the Contents shall be paid in full within 30 days of delivery or if earlier notification of readiness to deliver.

      7.6 Where delivery is refused by Airtours or at the request of Airtours is suspended, delayed r made by installments and Countdown gives to Airtours notification of readiness to deliver the contract shall be treated as fulfilled for the purpose of payment; and

            7.6.1 if the Contents are in Countdown's possession it may place the
                  Contents into storage at such premises and in such conditions that shall be appropriate having regard to the time of year, the cost of storage and the manner of packaging;

            7.6.2 from the date of sending the notification to Airtours

                  (i) the risk of accidental loss of or damage to the Contents is on Airtours; and

                  (ii) the duty to pay the Price arises in accordance with Clause 6.3 above.

      7.7 Where Countdown places the Contents into store under clause 7.6 above;

            7.7.1 if Airtours requests Countdown shall; and

            7.7.2 in any event Countdown may arrange insurance covering any and all of the major perils endorsing Countdown's own interest.

      7.8 Airtours shall pay for the cost of storage and insurance under Clause 7.6 and 7.7 above at such rate as shall be notified by Countdown from time to time. Payment for storage or insurance will be made in full within 30 days of such notification.


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8.    CUSTOMER SERVICE LINE

      8.1 Countdown agrees to provide the Customer Service Line and deal with inquiries promptly and efficiently;

      8.2 Countdown shall not be required to respond or reply to any inquiries, complaints or other comments received in the course of its providing the Customer Service Line relating otherwise than to the Contents and the Discount Program. In particular Countdown shall not be required to respond to any inquiries, questions or otherwise relating to any services provided by Airtours.

      8.3 Airtours agrees to train such of Countdown's employees, agents or contractors as may be necessary and from time to time for the purposes of the Customer Service Line.

9.    MONEY BACK GUARANTEE

      9.1 Countdown agrees for the duration of this Agreement to operate the money back guarantee in accordance with the terms of the Discount Program a copy of which appears in Schedule 1 and which terms are hereby incorporated into this Agreement as though Airtours were Countdown's customer. Nothing in this Clause shall entitle Airtours to pay any money to any of its customers on behalf of Countdown.

10.   RESERVATION OF TITLE

      10.1 Risk in the Contents pass to Airtours upon delivery in accordance with Clause 7;

      10.2 Even through risk in the Contents has passed property in the Contents shall not pass until Countdown is paid for the Contents and no other amounts are outstanding from Airtours in respect of other Contents or services or the Services supplied by Countdown.

      10.3 If the Contents (or any of them) are destroyed by an insured risk prior to the same being paid for by Airtours then Airtours shall receive the proceeds of the insurance as trustee for Countdown;

      10.4 In the event of the sale of the Contents (or any of them) by Airtours, Airtours shall hold the proceeds of such sale on trust for Countdown in a separate bank account opened by Airtours for this purpose. Countdown may trace all such proceeds of sale received by Airtours to any Bank or other account maintained by Airtours.

11.   COPYRIGHT AND LICENSE

      11.1 Copyright in Airtours Brand and the Design shall at all times remain vested in Airtours;

      11.2 Copyright in Countdown's Brand shall at all times remain vested in Countdown.

      11.3  Subject to Clause 11.4 for the duration of this Agreement:

            11.3.1 Airtours hereby grants to Countdown a non-exclusive license
                   (free from the payment of fees or royalties) to use and reproduce Airtours Brand and the Design in connection with the manufacture distribution or marketing of the Benefit Packs and the Discount Program; and

            11.3.2 Countdown hereby grants to Airtours a non-exclusive license
                   (free from the payment of fees or royalties) to use and reproduce the Countdown Brand in connection with the distribution or marketing of the Benefits Packs and the Loyalty Program;


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            11.3.3 Provided that:

                   11.3.3.1 in the case of Airtours the Countdown Brand will not be affixed to any goods without the prior approval of Countdown; and

                   11.3.3.2 in the case of Countdown neither the Airtours
                            Brand nor the Design will be affixed to any goods other than the Contents without the prior approval of Airtours.

      11.4 The text and content of any press release or other communication or advertisement to be published or to appear in any media or otherwise distributed or made available to any third party which concerns the Loyalty Program and

            11.4.1 in the case of any such release by Airtours includes the
                   Countdown Brand; or

            11.4.2 in the case of any such release by Countdown includes the
                   Airtours Brand or the Design:

                  shall require the prior approval of each of the parties, such approval not to be unreasonably withheld or delayed.

      11.5 Where required by the other, Airtours or Countdown will join with that other in applying for registration as a registered user of any intellectual property in the Airtours Brand, the Design or Countdown Brand or any part as appropriate.

12. CONFIDENTIALITY

      12.1 Save as provided in Clause 12.2 Countdown and Airtours agree on behalf of themselves and their respective employees to keep confidential all information received from and belonging to the other concerning the corporate plans, management systems, finances, maturing new business opportunities and agreements and information regarding individual existing and potential customers of and suppliers to one of the parties and their respective business operations and requirements. Following receipt of such information the receiving party and its respective employees shall:

            12.1.1 hold such information in confidence and not disclose the same to any third party without the others prior written consent;
                   or

            12.1.2 use such confidential information for any purpose other than in pursuance of this Agreement; and

            12.1.3 return to the disclosing party upon written demand all such information received including any copies thereof (in whatever format they may appear);

      save that the obligations of confidence, non-disclosure and limited use shall not apply to any information which the receiving party can demonstrate was at the time of its disclosure in the public domain or thereafter becomes available to the public through no fault of the receiving party, or as may be required by law;

13. TERMINATION

      13.1 Either party may bring this Agreement to and end by giving at least six months notice in writing of such termination to the other effective upon an anniversary of the Commencement Date provided that no such notice of termination may be given by either party to take effect before the third anniversary of the Commencement Date;


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      13.2  Either party may be notice in writing to the other terminate this
            Agreement forthwith upon the occurrence of any of the following:

            13.2.1 if the other party commits a material breach of any of the terms of this Agreement which if capable of remedy is not remedied within 30 days of being required to do so by written notice identifying the breach and steps which must be take to remedy it;

            13.2.2 an encumbrance takes possession or a receiver is appointed over any of the property or assets of that other party;

            13.2.3 that other party makes any voluntary arrangement with its creditors or becomes subject to an administration order;

            13.2.4 that other party goes into liquidation (except for the purposes of an amalgamation, reconstruction or other reorganization and in such manner that the company resulting from the reorganization effectively agrees to be bound by or to assume the obligations imposed on the other party under this Agreement); or

            13.2.5 that other party ceases, or threatens to cease, to carry on business.

      13.3 Termination of this Agreement pursuant to this Clause shall be without prejudice to any other rights or remedies a party may be entitled to hereunder or at law and shall not affect any accrued rights or liabilities of either party.

14.   WARRANTIES AND LIABILITIES

      14.1 Subject to the conditions set out below Countdown warrants with Airtours that the Contents will correspond with their description at the time of delivery.

      14.2 The above warranty is given by Countdown subject to the following conditions:

            14.2.1 Countdown shall be under no liability under the above warranty in respect of any defect, error or omission in the Contents (or any part) arising from any drawing, design or specification supplied by or on behalf of Airtours or by reason of any delay in supplying the same or in respect of any breach of copyright or other intellectual property rights in the same belonging to any third party.

            14.2.2 Countdown shall be under no liability under the above warranty in respect of the Discount Program or the Contents (or any part) arising from willful damage or negligence.

            14.2.3 Countdown shall be under no liability under the above warranty (or any other warranty, condition or guarantee) if the total price for the Contents has not been paid by the due date for payment or if Airtours is otherwise in breach of any part of this Agreement;

      14.3 Subject as expressly provided in this Agreement all warranties, conditions or other terms implied by statute or common law are excluded to the fullest extent permitted by law.

      14.4 Any claim by Airtours which is based on any defect error or omission in the quality or condition of the Contents or their failure to correspond with their description shall (whether or not delivery is refused by Airtours) be notified to Countdown within 28 days from the date of delivery or (where the defect or failure was not apparent on reasonable inspection) within a reasonable time after discovery of the defect or failure. If delivery is not refused and Airtours does not notify Countdown accordingly, Airtours shall not be entitled to reject the Contents


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            and Airtours shall be bound to pay the Price as if the Contents had been delivered in accordance with this Agreement.

      14.5 Where any valid claim in respect of any of the Contents which is based on any defect in the quality or condition of the Contents or their failure to meet with their description is notified to the Countdown in accordance with this Agreement, Countdown shall be entitled to replace the Contents (or the part in question) free of charge or, at Countdown's sole discretion, refund to Airtours the Price of the Contents (or a proportionate part of the price), but Countdown shall have no further liability to Airtours.

      14.6 Except in respect of death or personal injury caused by Countdown's negligence, Countdown shall not be liable to Airtours by reason of any representation (unless fraudulent), or any implied warranty, condition or other term, or any duty at common law, or under the express terms of this Agreement, for any indirect, special or consequential loss or damage (whether for loss of profit or otherwise and whether caused by the negligence of Countdown, its employees or agents or otherwise) which arise out of or in connection with the supply of the Service or the Contents or their use of resale by Airtours.

      14.7 Airtours warrants that it owns all copyright and any other intellectual property rights in the Design and hereby agrees to and indemnifies Countdown from and against all claims demands and actions howsoever arising in relation to the Design.

      14.8 Countdown warrants that the provision of the Services will not be affected by any changes to its IT systems caused by the advent of the Year 2000, save that such warrant does not apply or extent to the IT systems of any of Countdown's suppliers, contractors, agents or other third parties.

      14.9  14.9.1 If Airtours has any claim made against it against which it is indemnified by Countdown it will within 28 days notify Countdown in writing giving such details as are available, and Countdown agrees that Airtours may take such steps as may be necessary to defend or settle such claim provided that Airtours shall consult with Countdown on the terms of such defense and may not settle any claim without the prior consent of Countdown (such consent not to be unreasonably withheld or delayed).

            14.9.2 Countdown shall afford such reasonable assistance to Airtours as may be necessary in responding to or defending any such claim.

            14.9.3 If any claim for which Countdown is liable to indemnify
                   Airtours becomes the subject of litigation or arbitration Countdown may if it so decides take over the conduct of such litigation or arbitration in the name or Airtours and Airtours will provide Countdown with all reasonable assistance necessary in dealing with such claims.

            14.9.4 Any consultation or assistant on the part of Countdown pursuant to this clause shall be given entirely without prejudice and without admission of any liability on any account whatsoever on the part of Countdown in respect of any claim or in relation to the existence or terms of any indemnity or otherwise.

15. FORCE MAJEURE

      15.1 Neither party shall be liable to the other if performance of any of its obligations hereunder is prevented, hindered, or delayed by the occurrence of circumstances beyond its control including but not limited to acts of God, strikes or any other industrial action whether actual or threatened, war, civil commotions, acts of government or restrictions imposed by government which effect the operation of the arrangements reached between the parties under this Agreement. Following the occurrence of any such event the party effected thereby shall forthwith notify the


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            other party of such occurrence and such party shall use reasonable endeavors to overcome or minimize the adverse effect thereof and shall inform the other party of what steps that it is taking so to do.

16. ARBITRATION

      16.1 Any dispute arising out of or in connection with this Agreement shall be referred to the arbitration of a single arbitrator appointed by agreement between the parties or in default of an agreement nominated on the application of either party by the President for the time being of the Law Society of England and Wales. Such arbitrator shall act as expert and his costs shall be apportioned as the arbitrator in his discretion shall determine.

17. NOTICES

      17.1 Any notice to be given under this Agreement shall be in writing and sent to the recipient at the address set out herein (or such other address as may be provided for that purpose) either by hand or by first class pre-paid post or facsimile and shall be deemed delivered 48 ours after posting if sent by post, on delivery if delivered by hand and on completion of transmission if sent by facsimile.

18. GOVERNING LAW

      18.1 This Agreement shall be governed by the laws of England and Wales and shall be subject to the exclusive jurisdiction of the Courts of England and Wales.

19. GENERAL

      19.1 Nothing in this Agreement shall create, or be deemed to create a partnership or save as expressly provided the relationship of principal and agent between the parties.

      19.2 This Agreement constitutes the entire agreement and understanding of the parties and supersedes all prior written as oral representations agreements or understanding between them relating to the subject matter of this Agreement.

      19.3 If any term, conditions or provision of this Agreement shall be held by any Court or other authority of competent jurisdiction to be illegal void or unenforceable under any applicable law to any extent such term. condition or provision shall be deemed to be severed from the remaining terms and conditions of this Agreement which shall continue in force and be valid and enforceable to the fullest extent permitted by law.

      19.4 A failure by either party hereto to exercise or enforce any rights conferred upon it by this Agreement shall not be deemed to be a waiver of such rights or operate so as to bar the exercise or enforcement thereof at any subsequent time or times.


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

20.   RESTRICTIONS

      20.1 Any restriction contained in this Agreement by virtue of which this Agreement is subject to registration under the Restrictive Trade Practices Act 1976 shall come into effect on the day following the day in which particulars of this Agreement have been furnished to the Office of Fair Trading (or on such late date as may be permitted). Airtours shall furnish the required particulars within 3 months of the date of this Agreement.


SIGNED for and on behalf of
COUNTDOWN PLC

By: /s/ David Vaillancourt
    ------------------------------


SIGNED for and on behalf of
AIRTOURS HOLIDAYS LIMITED

By: /S/ R.J. Carrick


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